Exhibit 19.5



                                Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 2000-E
                                Monthly Servicing Report

       Collection Period                                        September, 2000
       Distribution Date                                               10/16/00

                                                                   Dollar Amount
       Total Portfolio                                      $  2,999,995,061.49
       Total Securities                                        2,916,776,000.00
       Class A-1 Notes                                           200,000,000.00
       Class A-2 Notes                                           331,000,000.00
       Class A-3 Notes                                           995,000,000.00
       Class A-4 Notes                                           995,000,000.00
       Class A-5 Notes                                           181,308,000.00
       Class B Notes                                             100,086,000.00
       Class C Certificates                                       57,191,000.00
       Class D Certificates                                       57,191,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     16,673,066.15
            Repurchased Loan Proceeds Related to Interest              6,130.96
                 Total Simple Interest Receivables Interest       16,679,197.11
       Pre Computed Receivables Interest Collections                   3,447.19
                 Total Interest Collections                       16,682,644.30

       Servicer Advances:
            Simple Interest Servicer Advances               $      4,016,495.30
            Precomputed Servicer Advances - Principal                  2,968.94
            Precomputed Servicer Advances - Interest                     901.14
                 Total Servicer Advances                           4,020,365.38

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     55,293,251.47
            Prepayments in Full                                   24,902,119.64
            Repurchased Loan Proceeds Related to Principal         2,653,356.97
                 Total Simple Interest Receivables Principal 82,848,728.08 Pre Computed Receivables Principal
            Principal Collections                           $         16,196.46
            Prepayments in Full                                       33,862.29
            Prepayments in Full Due to Administrative Repurchases          0.00
            Payahead Draws                                             1,348.36
                 Total Pre Computed Receivables Principal             51,407.11
       Liquidation Proceeds                                              767.74
       Recoveries from Prior Month Charge-Offs                             0.00
                 Total Principal Collections                      82,900,902.93
       Principal Losses for Collection Period                         38,387.88
                 Total Regular Principal Reduction                82,941,492.01

       Total Collections                                    $    103,603,912.61

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal
       Total Collections                           $ 103,603,912.61  $    35.52
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              103,603,912.61       35.52

       Servicing Fee:
       Servicing Fee Due                           $   2,499,995.88  $     0.86
       Servicing Fee Paid                              2,499,995.88        0.86
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $     731,222.22  $     3.66
            Class A-1 Notes Monthly Interest Paid        731,222.22        3.66
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   1,226,171.11  $     3.70
            Class A-2 Notes Monthly Interest Paid      1,226,171.11        3.70
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   3,539,436.11  $     3.56
            Class A-3 Notes Monthly Interest Paid      3,539,436.11        3.56
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   3,539,436.11  $     3.56
            Class A-4 Notes Monthly Interest Paid      3,539,436.11        3.56
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $     647,823.56  $     3.57
            Class A-5 Notes Monthly Interest Paid        647,823.56        3.57
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     369,223.94  $     3.69
            Class B Notes Monthly Interest Paid          369,223.94        3.69
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  10,053,313.05  $     3.59
            Total Note Monthly Interest Paid          10,053,313.05        3.59
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     223,664.47  $     3.91
            Class C Cert. Monthly Interest Paid          223,664.47        3.91
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     271,657.25  $     4.75
            Class D Cert. Monthly Interest Paid          271,657.25        4.75
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  10,548,634.77  $     3.62
            Total Note and Cert. Mthly Int. Paid      10,548,634.77        3.62
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  90,555,281.96

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount    531,000,000.00      182.05
                 Principal Distribution Amount       531,000,000.00      182.05

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $  90,555,281.96  $   452.78
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            90,555,281.96       32.31

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         90,555,281.96       31.05

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 103,603,912.61
       Total Distributions (incl. Servicing Fee)   $ 103,603,912.61

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,802,394,000.00 $ 2,711,838,718.04
            Note Pool Factor                       1.0000000          0.9676865
            Class A-1 Notes Balance           200,000,000.00     109,444,718.04
            Class A-1 Notes Pool Factor            1.0000000          0.5472236
            Class A-2 Notes Balance           331,000,000.00     331,000,000.00
            Class A-2 Notes Pool Factor            1.0000000          1.0000000
            Class A-3 Notes Balance           995,000,000.00     995,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           995,000,000.00     995,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           181,308,000.00     181,308,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             100,086,000.00     100,086,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       57,191,000.00      57,191,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       57,191,000.00      57,191,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    2,916,776,000.00   2,826,220,718.04
       Portfolio Information:
            Wtd Average Coupon (WAC)                    8.27%              8.27%
            Wtd Average Remaining Maturity (WAM)       46.88              45.96
            Remaining Number of Receivables          207,484            205,120
            Portfolio Receivable Balance $  2,999,995,061.49 $ 2,917,053,569.48

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     14,170,560.38
       Specified Credit Enhancement Amount                        29,170,535.69
       Yield Supplement Overcollateralization Amount                       0.00
       Target Level of Overcollateralization                      14,170,560.38

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     14,999,975.31
       Specified Reserve Account Balance                          14,999,975.31
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       14,999,975.31
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             14,999,975.31
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $            767.74
            Recoveries from Prior Month Charge-Offs                        0.00
       Total Losses for Collection Period                             40,789.63
       Charge-off Rate for Collection Period (annualized)                  0.02%
       Cumulative Net Losses for all Periods
       Delinquent Receivables:
            31-60 Days Delinquent                           $        620,129.14
            61-90 Days Delinquent                                     82,772.95
            91-120 Days Delinquent                                    11,900.39
            Over 120 Days Delinquent                                       0.00
       Repossesion Inventory                                $        160,320.86

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0162%
            Three Month Average                                          0.0000%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0034%
            Three Month Average                                          0.0000%